Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 15, 2014

among

J. C. PENNEY CORPORATION, INC.

and

J. C. PENNEY COMPANY, INC.,

as joint and several obligors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

8.125% SENIOR NOTES DUE 2019

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 11.02
(d)	7.06
314(a)	4.03; 11.02; 11.05
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.12
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.01

N.A. means not applicable.

*	This Cross Reference Table is not part of this Supplemental Indenture (as defined below).

ii

EXHIBITS

Exhibit A	FORM OF NOTE

iii

FIRST SUPPLEMENTAL INDENTURE, dated as of September 15, 2014 (this “Supplemental Indenture”), among J. C. Penney Company, Inc., a Delaware corporation (the “Company”), J. C. Penney Corporation, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“JCP” and, together with the Company, the “JCP Parties”), as joint and several obligors, and Wilmington Trust, National Association, a national banking association duly incorporated and existing under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the JCP Parties and the Trustee have heretofore executed and delivered an Indenture, dated as of September 15, 2014 (the “Base Indenture” and, with respect only to the Notes (as defined below), together with this Supplemental Indenture and including the terms of the Notes, the “Indenture”), providing for the issuance from time to time of one or more series of Securities (as defined in the Base Indenture) of the JCP Parties;

WHEREAS, pursuant to the terms of the Base Indenture, the JCP Parties desire to provide for the establishment of a series of Securities to be designated as the “8.125% Senior Notes due 2019” (herein referred to as the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, Section 3.01 of the Base Indenture provides that various matters with respect to any series of Securities issued under the Base Indenture may be established in an indenture supplemental to the Base Indenture;

WHEREAS, under Section 14.01(p) of the Base Indenture, the JCP Parties and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as permitted in Section 3.01 of the Base Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and legally binding agreement of the JCP Parties in accordance with its terms and for the purposes herein expressed, have been done by the JCP Parties; and the execution and delivery of this Supplemental Indenture by the JCP Parties have been in all respects duly authorized by the JCP Parties.

NOW, THEREFORE, the JCP Parties and the Trustee agree as follows for the benefit of each other and for the equal and proportionate benefit of the Holders (as defined below) of the Notes:

ARTICLE 1

RELATION TO BASE INDENTURE;

DEFINITIONS AND INCORPORATION

Article 1 hereof replaces Article I of the Base Indenture in its entirety.

Section 1.01. Relation to Base Indenture.

This Supplemental Indenture constitutes an integral part of the Indenture. This Supplemental Indenture supplements and, to the extent inconsistent therewith, replaces the terms of the Base Indenture with respect only to the Notes.

Section 1.02. Definitions.

For purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“Additional Notes” means any additional Notes (other than the Initial Notes) of the same series as the Initial Notes issued under this Supplemental Indenture in accordance with Section 2.07 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Custodian.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange.

“Attributable Debt” in respect of any Sale and Lease-Back Transaction means, as of the time of the determination, the lesser of (1) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to present value at the highest rate of interest specified by the terms of any series of Securities then outstanding compounded semiannually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Base Indenture” shall have the meaning set forth in the first paragraph of the Recitals hereof.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means the board of directors of either of the JCP Parties or any other committee of that board duly authorized to act in respect hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or other place of payment are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence of any of the following:

(1) any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Exchange Act, disclosing beneficial ownership of either 50% or more of the common stock of the Company then outstanding or 50% or more of the voting power of the voting stock of the Company then outstanding;

(2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company or JCP and their respective Subsidiaries taken as a whole to one or more Persons other than the Company or one of its Subsidiaries; or

(3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Company” means the Person named as the “Company” in the preamble hereof until a successor Person shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Company” shall mean such successor Person.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average (as determined by the Quotation Agent) of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the issuance of the Notes, or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Custodian” means the custodian with respect to any Global Note appointed by the Depositary, or any successor Person thereto, and shall initially be the Paying Agent.

“Default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in the form of one of more Global Notes, each Person designated pursuant to Section 2.03 hereof until one or more successor Depositaries for the Notes shall have become such pursuant to the applicable provisions of this Supplemental Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, and any statute successor thereto, in each case as amended from time to time.

“Fitch” means Fitch Ratings, or any successor thereto.

“Funded Indebtedness” of a corporation means the principal of (1) all indebtedness created, incurred or assumed by such corporation (including the Notes in the case of JCP) which by its terms is not payable on demand and which matures by its terms, or which by its terms such corporation has the right at its option to renew or extend to a date, more than one year after the date of determination, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, and which is (a) for money borrowed or (b) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (2) any indebtedness of others of the kinds described in the preceding clause (1) for the payment of which such corporation is responsible or liable as guarantor or otherwise and (3) amendments, renewals and refundings of any such indebtedness; provided, however, that such term shall not include any obligations under leases or any guarantees of obligations of others under leases. It is understood that for the purposes of this definition the term “principal” when used at any date with respect to any indebtedness shall mean the amount of principal of such indebtedness that could be declared due and payable on that date pursuant to the terms of such indebtedness.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 hereof.

“Holder” means a Person in whose name a Note is registered.

“Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Indirect Participant” means a Person who holds beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $400 million aggregate principal amount of Notes issued under this Supplemental Indenture on the Issue Date.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means September 15, 2014.

“JCP” means the Person named as “JCP” in the preamble hereof until a successor Person shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “JCP” shall mean such successor Person.

“JCP Parties” means the Persons named as the “JCP Parties” in the preamble hereof until successor Persons shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “JCP Parties” shall mean such successor Persons.

“Lien” means any mortgage, security interest, pledge or lien.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Notes” has the meaning assigned to it in the second paragraph of the Recitals hereof. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Supplemental Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or Corporate Treasurer, any Assistant Treasurer or Assistant Corporate Treasurer, the Controller or Corporate Controller, any Assistant Controller or Assistant Corporate Controller, the General Counsel, any Vice President, the Secretary or Corporate Secretary or any Assistant Secretary or Assistant Corporate Secretary of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or may be other counsel reasonably satisfactory to the Trustee, that meets the requirements of Section 11.05 hereof.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Person” means an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

“Principal Amount” means, when used with respect to any Note, the amount of principal thereof that could then be declared due and payable pursuant to Section 6.02 as a result of an Event of Default with respect to such Note.

“Principal Property” means all real property and tangible personal property owned by JCP or a Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within one of the 50 states of the United States or the District of Columbia, exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment; provided, however, that such term shall not include any such property constituting a part of any such store, warehouse or distribution center unless the net book value of all real property (including leasehold improvements) and store fixtures constituting a part of such store, warehouse or distribution center exceeds 0.25% of Stockholders’ Equity.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the JCP Parties.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the JCP Parties’ control, a “nationally recognized statistical rating organization” within the meaning of Rule 3(a)(62) under the Exchange Act, selected by the JCP Parties as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means:

(1) if the Notes are not rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by each of the Rating Agencies on any date during the Trigger Period;

(2) if the Notes are rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the Trigger Period;

(3) if both (A) the Notes are rated Investment Grade by at least one, but not each, of the Rating Agencies, and (B) the Notes are not rated Investment Grade by the other Rating Agencies, in each case, on the first day of the Trigger Period, then both of the following occur: (i) in the case of each of the Rating Agencies referred to in clause (A), the Notes cease to be rated Investment Grade by each such Rating Agency on any date during the Trigger Period, and (ii) in the case of each of the Rating Agencies referred to in clause (B), the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by each such Rating Agency on any date during the Trigger Period.

If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have been downgraded by at least one rating category or have ceased to be rated Investment Grade, as applicable, by such Rating Agency during that Trigger Period.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC, Barclays Capital Inc. and Goldman, Sachs & Co. or their respective affiliates that are primary U.S. government securities dealers, and their respective successors; provided, however, that if the foregoing or their respective affiliates shall cease to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), the JCP Parties shall substitute therefor another Primary Treasury Dealer, or (2) any other Primary Treasury Dealer selected by the JCP Parties.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average (as determined by the Quotation Agent) of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant vice president, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who shall have direct responsibility for the administration of this Supplemental Indenture, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary of JCP or of a Restricted Subsidiary which JCP designates as a Restricted Subsidiary, which designation shall not have been canceled. Any such designation or cancellation of such designation may be made more than once with respect to any Subsidiary; provided, however, that no Subsidiary which has previously been a Restricted Subsidiary shall be redesignated as a Restricted Subsidiary if during any period following cancellation of its previous designation as a Restricted Subsidiary, such Subsidiary shall have entered into a Sale and Lease-Back Transaction which would have been prohibited under Section 4.07 of this Supplemental Indenture had it been a Restricted Subsidiary at the time of such transaction.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, or any successor thereto.

“SEC” means the United States Securities and Exchange Commission, as constituted from time to time.

“Sale and Lease-Back Transaction” of a corporation means any arrangement whereby (1) property has been or is to be sold or transferred by such corporation to any Person with the intention on the part of such corporation of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property and (2) such property is in fact so leased by such corporation.

“Senior Funded Indebtedness”:

(1) of JCP means any Funded Indebtedness of JCP unless in any instrument or instruments evidencing or securing such Funded Indebtedness or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such Funded Indebtedness, it is provided that such Funded Indebtedness is subordinate in right of payment to the Notes (a) in the event of any dissolution or winding-up or total or partial liquidation or reorganization of JCP, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership or similar proceedings relative to JCP, (b) in the event that any Subordinated Funded Indebtedness of JCP is declared due and payable before its expressed maturity because of the occurrence of an Event of Default with respect to such Subordinated Funded Indebtedness and (c) in the event of any Default in the payment of principal (including any required prepayments or amortization) of or interest on any Senior Funded Indebtedness of JCP; and

(2) of a Restricted Subsidiary means any Funded Indebtedness of such Restricted Subsidiary and the aggregate preference on involuntary liquidation of any class of stock of such Restricted Subsidiary ranking, either as to payment of dividends or distribution of assets, prior to any other class of stock of such Restricted Subsidiary.

“Stated Maturity” when used with respect to any Note, or any installment of principal or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note, or such installment of principal or interest, is due and payable.

“Stockholders’ Equity” means the sum, as at the close of a monthly accounting period (selected by JCP) ending within 65 days next preceding the date of determination, of (1) the aggregate of capital, capital stock, capital surplus, capital in excess of par value of stock, reinvested earnings, earned surplus and net income retained for use in the business (however the foregoing may be designated), after deducting the cost of shares of capital stock of JCP held in its treasury, of JCP and consolidated Subsidiaries, determined in accordance with generally accepted accounting practices applied on the basis used in reports from time to time to stockholders of the Company, plus (b) the amount reflected in such determination as deferred tax effects.

“Subordinated Funded Indebtedness” of JCP means Funded Indebtedness of JCP which is not Senior Funded Indebtedness.

“Subsidiary” means (a) any corporation of which either of the JCP Parties, directly or indirectly, owns more than 50% of the outstanding stock, which at the time shall have by the terms thereof ordinary voting power to elect directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, or (b) any such corporation of which such percentage of shares of outstanding stock of the character described in the foregoing clause (a) shall at the time be owned, directly or indirectly, by either of the JCP Parties and one or more Subsidiaries as defined in the foregoing clause (a) or by one or more such Subsidiaries.

“Supplemental Indenture” has the meaning set forth in the Preamble hereof.

“TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute or statutes thereto.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trigger Period” means the period commencing on the first public announcement by the JCP Parties of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Trustee” means the Person named as the “Trustee” in the preamble hereof until a successor Person shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean such successor Person.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, provided that the payment of such obligations is unconditionally guaranteed as a full faith and credit obligation by the United States of America. The term “U.S. Government Obligations” shall also include depository receipts issued by a bank or trust company as custodian and evidencing ownership by the holders of such depository receipts of future payments of interest or principal, or both, on U.S. Government Obligations, as defined above, held by such custodian, provided that except as required by law, no deduction may be made by the custodian from the amount payable to the holder of any such depository receipt from the amount received by the custodian in respect of any such payment of interest or principal.

Section 1.03. Other Definitions.

Each of the following terms is defined in the section set forth opposite such term:

Term	Section
“Authentication Order”	2.02
“Change of Control Payment”	4.05(a)
“Change of Control Offer”	4.05(a)
“Change of Control Payment Date”	4.05(a)
“Defaulted Interest”	2.13(a)
“Defeasance”	8.02
“DTC”	2.03
“indebtedness”	4.06(a)
“Event of Default”	6.01
“Paying Agent”	2.03
“Registrar”	2.03
“Satisfaction and Discharge”	10.01
“Special Record Date”	2.13(a)(i)
“USA PATRIOT ACT”	11.15

Section 1.04. Incorporation by Reference of Trust Indenture Act.

Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture. The following terms used in this Supplemental Indenture that are defined by the TIA have the following meanings:

“indenture securities” means the Notes; and

“obligor” on the indenture securities means the Company, JCP and any other obligor on the Notes.

All other terms used in this Supplemental Indenture that are defined by the TIA, defined by reference in the TIA to another statute or defined by a rule of the SEC under the TIA and not otherwise defined herein have the meanings assigned to them therein.

Section 1.05. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions;

(7) reference to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(8) “herein,” “hereof” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture;

(9) all references to Sections or Articles refer to Sections or Articles of this Supplemental Indenture (and not the Base Indenture or any other document); and

(10) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE 2

THE NOTES

Article 2 hereof replaces Article II and Article III of the Base Indenture in its entirety.

Section 2.01. Form and Dating.

(a) The Notes shall be issued in registered global form without interest coupons. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, JCP and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Base Indenture, the provisions of the Note shall govern and be controlling, and to the extent any provision of the Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(b) Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note to reflect exchanges and redemptions. The Trustee’s records and the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02. Execution and Authentication.

An Officer must sign the Notes for the JCP Parties by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.

The Trustee shall, upon receipt of a written order of the JCP Parties signed by an Officer (an “Authentication Order”), authenticate Notes for original issue under this Supplemental Indenture, including any Additional Notes issued pursuant to Section 2.07 hereof. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the JCP Parties pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

The Trustee may appoint an authenticating agent acceptable to the JCP Parties to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the JCP Parties or an Affiliate of the JCP Parties.

Section 2.03. Registrar and Paying Agent.

The JCP Parties will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The JCP Parties may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The JCP Parties may change any Paying Agent or Registrar without notice to any Holder. The JCP Parties will notify the Trustee in writing of the name and address of any Agent not a party to this Supplemental Indenture. If the JCP Parties fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The JCP Parties or any of their respective Subsidiaries may act as Paying Agent or Registrar.

The JCP Parties initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The JCP Parties initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

The JCP Parties shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The JCP Parties will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The JCP Parties will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the JCP Parties’ calculations without independent verification.

Section 2.04. Paying Agent to Hold Money in Trust.

The JCP Parties will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any Default by the JCP Parties in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The JCP Parties at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the JCP Parties or a Subsidiary thereof) will have no further liability for the money. If either of the JCP Parties or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to either of the JCP Parties, the Trustee will serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the JCP Parties will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the JCP Parties shall otherwise comply with TIA § 312(a).

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the JCP Parties for Definitive Notes if:

(1) the JCP Parties deliver to the Trustee notice from the Depositary that the Depositary is no longer willing or able to act as Depositary or that the Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the JCP Parties within 90 days after the date of such notice from the Depositary or becoming aware that the Depositary is no longer registered;

(2) the JCP Parties in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing an Event of Default and DTC requests the issuance of Definitive Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) and (d) hereof.

None of the Company, JCP or the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect DTC participant in identifying the beneficial owners of the Notes. The JCP Parties and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act or Applicable Procedures, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, the holder or transferor, respectively, must deliver to the Registrar both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (c) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act or Applicable Procedures, the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly pursuant to Section 2.06(g) hereof, and the JCP Parties shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the JCP Parties shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, reasonably required by the Registrar.

(f) Legends. A legend in substantially the following form will appear on all Global Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture.

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE JCP PARTIES, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, such Global Note shall be returned to and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note and a notation will be made in the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note and a notation will be made in the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the JCP Parties shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request.

(2) No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.05 and 9.05 hereof).

(3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the JCP Parties, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) The JCP Parties shall not be required:

(A) to issue, to register the transfer of or to exchange any Notes (i) during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (ii) that have been tendered and not withdrawn in connection with a Change of Control Offer;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the JCP Parties may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the JCP Parties shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by DTC.

(8) All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic transmission.

Section 2.07. Issuance of Additional Notes.

The JCP Parties shall be entitled, without the consent of the Holders, to create and issue Additional Notes under this Supplemental Indenture in an unlimited aggregate principal amount. Any Additional Notes would be issued under this Supplemental Indenture with substantially identical terms as the Initial Notes (except the issue date, the public offering price and, if applicable, the initial interest accrual date and the initial interest payment date) and would be consolidated, and form a single series, with the Initial Notes, provided that if such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes or to the extent required by applicable securities laws or Applicable Procedures, such Additional Notes will have a separate CUSIP number.

With respect to any Additional Notes, the JCP Parties shall set forth in an Officer’s Certificate the following information: (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture and (2) the issue price, the date of issuance and the CUSIP number of such Additional Notes.

Section 2.08. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the JCP Parties and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the JCP Parties will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note, subject to the immediately following sentence. If required by the Trustee or the JCP Parties, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the JCP Parties to protect the JCP Parties, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The JCP Parties may charge the Holder thereof for their expenses in replacing a Note.

In case any such mutilated Note has become or is about to become due and payable, the JCP Parties in their discretion may, instead of issuing a new Note, pay such Note.

Every replacement Note is an additional obligation of the JCP Parties and will be entitled to all of the benefits of this Supplemental Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the JCP Parties or an Affiliate of either of the JCP Parties holds the Note; however, Notes held by the JCP Parties or a Subsidiary of either of the JCP Parties shall not be deemed to be outstanding for purposes of Section 3.07 hereof.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof reasonably satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the JCP Parties, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, repurchase date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent, Notes owned by the JCP Parties, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the JCP Parties, will be disregarded, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.11. Temporary Notes.

Until certificates representing Notes are ready for delivery, the JCP Parties may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the JCP Parties consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the JCP Parties will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Supplemental Indenture.

Section 2.12. Cancellation.

The JCP Parties or one of their respective Affiliates at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the JCP Parties or one of their respective Affiliates may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the JCP Parties have not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or cancellation. The Trustee shall promptly cancel and dispose of in accordance with its customary procedures all Notes surrendered for transfer, exchange, payment or cancellation and upon written request shall deliver a certificate of disposition to the JCP Parties. The JCP Parties may not issue new Notes to replace Notes that have been paid in full or delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

(a) Any interest on any Note that is payable but is not punctually paid or duly provided for on any interest payment date (this being referred to herein as “Defaulted Interest”) shall cease to be payable to the Holder on the relevant record date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the JCP Parties, at their election, in each case, as provided in clause (i) or (ii) below:

(i) The JCP Parties may elect to make payment of any Defaulted Interest to the Persons in whose names such Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The JCP Parties shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the JCP Parties shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the JCP Parties shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the JCP Parties give to the Trustee the notice of the proposed payment. The JCP Parties shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the JCP Parties, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders of such Notes not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted

Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The JCP Parties may make payment of any Defaulted Interest on Notes in any other lawful manner (including, if the Notes are listed on a securities exchange, in a manner not inconsistent with the requirements of such securities exchange, and upon such notice as may be required by such exchange), if, after notice given by the JCP Parties to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b) Subject to the provisions set forth herein relating to record dates, each Note delivered pursuant to any provision of the Supplemental Indenture in exchange or substitution for, or upon registration of transfer of, any other Note shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.14. CUSIP Numbers.

The JCP Parties in issuing the Notes may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice (including any notice of redemption, repurchase or exchange); provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice (including any notice of redemption, repurchase or exchange) and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The JCP Parties will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE 3

REDEMPTION

Article 3 hereof replaces Article IV of the Base Indenture in its entirety.

Section 3.01. Notices to Trustee.

If the JCP Parties elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, within the applicable time period set forth in Section 3.03 hereof for giving notice of redemption, an Officer’s Certificate setting forth:

(1)	the clause of this Supplemental Indenture pursuant to which the redemption shall occur;

(2)	the redemption date;

(3)	the principal amount of the Notes to be redeemed; and

(4)	the redemption price.

If the redemption price is not known at the time such notice is to be given, the actual redemption price shall be set forth in an Officer’s Certificate of the JCP Parties delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02. Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee by lot or another method in accordance with DTC procedures.

The Trustee shall promptly notify the JCP Parties in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not equal to $2,000 or an integral multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the JCP Parties shall mail (or, in the case of interests in Global Notes, transmit electronically) a notice of redemption to each Holder of the Notes to be redeemed, except that redemption notices may be given more than 60 days prior to a redemption if the notice is issued in connection with a Defeasance of the Notes or a Satisfaction and Discharge pursuant to Article 8 or 10 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price, or manner of calculation thereof if not then known;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the JCP Parties default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP/CINS number, if any, listed in such notice or printed on the Notes.

At the JCP Parties’ request, the Trustee will give the notice of redemption in the JCP Parties’ names and at their expense; provided, however, that the JCP Parties have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter time is agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the immediately preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed or sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Notice of redemption may, at the JCP Parties’ option and discretion, be subject to the satisfaction of any conditions precedent contained in such notice of redemption.

Section 3.05. Deposit of Redemption Price.

Not later than 10:00 a.m. (Eastern Time) on the redemption date, one of the JCP Parties shall deposit (or cause or direct to be deposited) with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued and unpaid interest to, but not including, the redemption date, on the Notes to be redeemed on such redemption date. The Trustee or the Paying Agent shall promptly return to the JCP Parties any money deposited with the Trustee or the Paying Agent by the JCP Parties in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest to but not including the redemption date on, all Notes to be redeemed.

If the JCP Parties comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the JCP Parties to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the JCP Parties will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the JCP Parties a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that each new Note will be in a minimum principal denomination of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07. Optional Redemption.

The JCP Parties may redeem the Notes, in whole or in part at any time, and from time to time, prior to the maturity date of the Notes, at their option, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points;

plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the date of redemption. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.

Section 3.08. Mandatory Redemption.

The JCP Parties are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Article 4 hereof, together with Article 5 hereof, replaces Article VI of the Base Indenture in its entirety.

Section 4.01. Payment of Notes.

The JCP Parties will pay or cause to be paid the principal of, premium, if any, and interest due on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest due on the Notes will be considered paid on the date due if the Paying Agent, if other than the JCP Parties or a Subsidiary thereof, holds as of 10:00 a.m. (Eastern Time) on the due date money deposited (or caused or directed to be deposited) by one of the JCP Parties in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due on the Notes.

The JCP Parties will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; the JCP Parties will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

The JCP Parties will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the JCP Parties in respect of the Notes and this Supplemental Indenture may be served; provided, however, that nothing herein shall be construed to render the Trustee or any affiliate of the Trustee, Registrar or co-registrar as the agent of the JCP Parties for service of process. The JCP Parties will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the JCP Parties fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee.

The JCP Parties may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the JCP Parties of their obligation to maintain an office or agency for such purposes. The JCP Parties will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The JCP Parties hereby designate the corporate trust office of the Trustee as one such office or agency of the JCP Parties in accordance with Section 2.03 hereof.

Section 4.03. Compliance Certificate.

The JCP Parties shall deliver to the Trustee, within 120 days after the end of each fiscal year of JCP ended after the Issue Date, an Officer’s Certificate (which need not comply with Section 11.05 hereof) stating, as to the signer thereof (who must be the principal executive officer, principal financial officer or principal accounting officer of each of the JCP Parties) that:

(1) a review of the activities of JCP during such year and of its performance under the Indenture has been made under his or her supervision, and

(2) to the best of his or her knowledge, based on such review, JCP has fulfilled all its obligations under the Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him or her and the nature and status thereof.

Section 4.04. Stay, Extension and Usury Laws.

The JCP Parties covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Supplemental Indenture; and the JCP Parties (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05. Offer to Repurchase Upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs, unless the JCP Parties have exercised their right to redeem the Notes in full pursuant to Section 3.07 hereof or they have exercised their right to defease the Notes or satisfy and discharge their obligations under the Notes prior to maturity as described below, the JCP Parties will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following the date of any Change of Control Triggering Event, or, at the JCP Parties’ option, prior to any Change of Control Triggering Event but after the public announcement of the Change of Control, the JCP Parties shall mail (or in the case of Holders of interests in Global Notes, transmit electronically in accordance with Applicable Procedures) a notice to Holders of Notes (and shall provide a copy of such notice to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is so mailed or transmitted, pursuant to the procedures required by this Supplemental Indenture and described in such notice. The notice shall state, if so mailed or transmitted prior to the date of consummation of the Change of Control, that the offer to repurchase the Notes is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date specified in the notice.

(b) The JCP Parties shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.05, the JCP Parties shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.05 or the Notes by virtue of such conflicts and compliance with law.

(c) On the Change of Control Payment Date, the JCP Parties shall, to the extent lawful:

(1) accept for purchase all Notes or portions of Notes properly tendered (and not properly withdrawn) pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of Notes properly tendered (and not properly withdrawn) and accepted for purchase by the JCP Parties; and

(3) deliver or cause to be delivered to the Trustee the Notes accepted for purchase, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the JCP Parties.

(d) The Paying Agent shall promptly mail (or in the case of Holders of interests in Global Notes, transmit electronically in accordance with Applicable Procedures) to each Holder of Notes properly tendered (and not properly withdrawn) and accepted for purchase by the JCP Parties, the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note (or in the case of interests in Global Notes cause to be transferred by book-entry an interest in the applicable Global Note) equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal denomination of $2,000 or an integral multiple of $1,000 in excess thereof.

(e) Notwithstanding anything to the contrary in this Section 4.05, the JCP Parties shall not be required to make a Change of Control Offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.05 and such third party purchases all Notes properly tendered (and not properly withdrawn) under its offer.

Section 4.06. Limitation on Liens.

(a) JCP shall not, and shall not permit any Restricted Subsidiary to, issue, assume or guarantee any notes, bonds, debentures or similar evidences of indebtedness for money borrowed (each, “indebtedness”) which are secured by any Lien of or upon any Principal Property, or shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by JCP or any Restricted Subsidiary, whether owned on the date of this Supplemental Indenture or thereafter acquired, without making effective provision, and JCP in each case shall make or cause to be made effective provision, whereby the Principal Amount of the Notes from time to time outstanding shall be secured by such Lien equally and ratably with any and all other indebtedness secured by such Lien, so long as such indebtedness shall be so secured; provided, however, that the foregoing restriction shall not apply to indebtedness secured by any of the following:

(1) Liens on any property existing at the time of its acquisition;

(2) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with JCP or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to JCP or a Restricted Subsidiary, provided that such Lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by JCP or such Restricted Subsidiary immediately prior thereto;

(3) Liens on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

(4) Liens securing indebtedness of a Restricted Subsidiary to JCP or to another Restricted Subsidiary;

(5) Liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving such property, or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than twelve months after the later of (a) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or (b) the placing in operation of such property or of such property as so substantially repaired or altered, constructed, developed or substantially improved;

(6) Liens securing indebtedness payable on demand or not more than one year after the date as of which the determination is made (excluding any indebtedness renewable or extendable at the option of the debtor for a period or periods ending more than one year after the date as of which such determination is made), which indebtedness in accordance with generally accepted accounting practices would be included among current liabilities; or

(7) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) to (6), inclusive, provided, however, that the principal amount of indebtedness secured thereby and not otherwise authorized by such clauses (1) to (6), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

(b) Notwithstanding the provisions of Section 4.06(a), JCP or any Restricted Subsidiary may issue, assume or guarantee indebtedness secured by Liens which would otherwise be subject to the restrictions of the immediately preceding paragraph in any aggregate amount which, together with all Attributable Debt outstanding pursuant to Section 4.07(b) hereof, all Senior Funded Indebtedness issued, assumed or guaranteed by any Restricted Subsidiary and all indebtedness outstanding pursuant to this Section 4.06(b), does not exceed 5% of Stockholders’ Equity.

Section 4.07. Limitation on Sale and Lease-Back Transactions.

(a) JCP shall not, and shall not permit any Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to a Principal Property (except for a transaction providing for a lease for a term, including any renewal of such lease, of not more than three years and except for a transaction between JCP and a Restricted Subsidiary or between Restricted Subsidiaries), if the commitment by or on behalf of the purchaser is obtained more than 12 months after the later of (1) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such Principal Property or (2) the placing in operation of such Principal Property or of such Principal Property as so substantially repaired or altered, constructed, developed or substantially improved, unless either:

(1) JCP or such Restricted Subsidiary would be entitled pursuant to Section 4.06(a) hereof to issue, assume or guarantee debt secured by a Lien on such Principal Property; or

(2) JCP shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not in excess of the net book value of such Principal Property at the date of such sale or transfer) and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value (as determined by the Company’s Board of Directors) of the Principal Property so leased to the retirement, within 180 days after the effective date of such Sale and Lease-Back Transaction, of Notes or other Senior Funded Indebtedness of JCP or a Restricted Subsidiary; provided, however, that any such retirement of the Notes shall be in accordance with the terms and provisions of this Supplemental Indenture and the Notes applicable to optional redemption; and provided, further, that the amount to be applied to such retirement of Notes or other Senior Funded Indebtedness shall be reduced by an amount equal to the sum of (A) an amount equal to the applicable redemption price with respect to the notes delivered within 180 days after the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (B) the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms, of other Senior Funded Indebtedness voluntarily retired by JCP within such 180-day period, excluding in each case retirements pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

(b) Notwithstanding the provisions of Section 4.07(a) hereof, JCP or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction which would otherwise be subject to the restrictions of the immediately preceding paragraph so as to create an aggregate amount of Attributable Debt which, together with all indebtedness outstanding pursuant to Section 4.06(b) hereof, all Senior Funded Indebtedness issued, assumed or guaranteed by any Restricted Subsidiary and all Attributable Debt outstanding pursuant to this Section 4.07(b), does not exceed 5% of Stockholders’ Equity.

Section 4.08. Waiver of Covenants.

JCP may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.06 and 4.07, inclusive, with respect to the Notes, if before or after the time for such compliance the Holders of a majority in Principal Amount of the Notes at the time outstanding shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of JCP and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Article 5 hereof, together with Article 4 hereof, replaces Article VI of the Base Indenture in its entirety.

Section 5.01. Consolidation, Merger or Sale of Assets.

JCP shall not consolidate with or merge into any other corporation or convey or transfer all or substantially all of its properties or assets to any Person, unless:

(1) the corporation formed by such consolidation or into which JCP is merged or the Person which acquires by conveyance or transfer JCP’s properties or assets substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, by supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Notes and the performance or observance of every covenant of this Supplemental Indenture on JCP’s part to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) JCP has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer complies with this Article 5 and that all conditions precedent provided for in this Supplemental Indenture relating to such transaction have been complied with.

Section 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any conveyance or transfer of JCP’s properties and assets substantially as an entirety in accordance with the provisions of Section 5.01 hereof, the successor corporation formed by such consolidation or into which JCP is merged or to which such conveyance or transfer is made will succeed to, and be substituted for, JCP with the same effect as if the successor corporation had been named as JCP, and the predecessor shall be released from all obligations and covenants under the Indenture and the Notes. In the event of any such conveyance or transfer, JCP as the predecessor may be dissolved, wound up and liquidated at any time thereafter.

ARTICLE 6

DEFAULT AND REMEDIES

Article 6 hereof replaces Article VII of the Base Indenture in its entirety.

Section 6.01. Events of Default.

Each of the following is an “Event of Default”:

(1) default in the payment of any interest upon the Notes when the same becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in payment of principal of (or premium, if any, on) the Notes at maturity, except any maturity occurring by reason of a call for redemption;

(3) default in the performance, or breach, of any other covenant contained in this Supplemental Indenture for the benefit of the Holders and the continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the JCP Parties by the Trustee or to the JCP Parties and the Trustee by Holders of at least 25% in Principal Amount of the Notes then outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

(4) the entry of an order for relief in respect of any petition filed against JCP under any Bankruptcy Law, or the entry of a decree or order by a court having competent jurisdiction in the premises in respect of any petition filed or action taken against JCP looking to reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future Federal or State statute, law or regulation, resulting in the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of JCP or of any substantial part of its property, or resulting in the winding-up or liquidation of its affairs, all without the consent or acquiescence of JCP, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days; or

(5) the filing of a petition for relief under any Bankruptcy Law by JCP, or the consent, acquiescence or taking of any action by JCP in support of a petition filed by or against it looking to reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future Federal or State statute, law or regulation, or the appointment, with the consent of JCP, of any receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of JCP or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by JCP in furtherance of any such action.

Section 6.02. Acceleration.

If an Event of Default (other than an Event of Default specified in clause (4) or (5) in Section 6.01 hereof) occurs and is continuing then, and in every such case, the Trustee or the Holders of not less than 25% in Principal Amount of the outstanding Notes may declare the principal of and all accrued and unpaid interest, if any, on the outstanding notes to be immediately due and payable, by a notice in writing to the JCP Parties (and to the Trustee if given by Holders of Notes), and upon any such declaration such principal, together with accrued and unpaid interest, if any, thereon, shall become immediately due and payable. If an Event of Default specified in clause (4) or (5) in Section 6.01 hereof occurs and is continuing then, and in every such case, the principal of and all accrued and unpaid interest, if any, on the outstanding Notes shall automatically, and without declaration or other action on the part of the Trustee or any Holder of Notes, become immediately due and payable.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the Holders of a majority in Principal Amount of the Notes, by written notice to the JCP Parties and the Trustee, may rescind and annul, as to the Notes, such declaration and its consequences if: (1) the JCP Parties have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest on all of the notes, the principal of (and premium, if any, on) the Notes which has become due otherwise than by such declaration of acceleration, and interest thereon after the date such principal became due at the rate or rates specified by the terms of this Supplemental Indenture or the Notes, to the extent that payment of such interest is legally enforceable, interest upon overdue interest at the rate or rates specified by the terms of this Supplemental Indenture or the Notes, and all sums paid or advanced by the Trustee under this Supplemental Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (2) all Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such acceleration, have been cured or waived.

Section 6.03. Other Remedies.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04. Waiver of Past Defaults.

The Holders of a majority in Principal Amount of the outstanding Notes may on behalf of the Holders of all of the Notes waive, as to the Notes, any past Default and its consequences, except a Default not theretofore cured (1) in the payment of the principal of (or premium, if any, on) or interest, if any, on the Notes, or (2) in respect of a covenant or provision of this Supplemental Indenture which as described under Article 9 cannot be modified or amended without the consent of each Holder of outstanding Notes.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

The Holders of a majority in outstanding Principal Amount of the Notes have the right, on behalf of the Holders, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(1) such direction shall not be in conflict with any rule of law or with the Indenture,

(2) subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability, and

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Upon receipt by the Trustee of any such direction, a record date shall automatically and without any other action by any Person be set for determining the Holders of outstanding Notes entitled to join in such direction, which record date shall be the close of business on the day the Trustee receives such direction. The Holders of outstanding Notes on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of Holders of the requisite Principal Amount of outstanding Notes of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be canceled and of no further effect.

Section 6.06. Limitation on Suits.

No holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Supplemental Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Supplemental Indenture, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the Holders of not less than 25% in Principal Amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Supplemental Indenture;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in Principal Amount of the outstanding Notes.

A Holder may not use this Supplemental Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Supplemental Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the JCP Parties for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the JCP Parties (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 6.10. Application of Proceeds.

If the Trustee collects any money or property pursuant to this Article 6, or after an Event of Default any moneys or properties distributable in respect of the JCP Parties’ obligations under this Supplemental Indenture, it shall pay out the money or property in the following order:

First: to the Trustee, its agents and attorneys and any predecessor Trustee for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on such Notes for principal, premium, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the JCP Parties or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the JCP Parties, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the JCP Parties, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder pursuant to Section 6.07 hereof, a suit instituted by the Trustee or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.13. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.08 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14. Delay or Omission not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to Section 6.06 hereof, every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

TRUSTEE

Article 7 hereof replaces Article XI of the Base Indenture in its entirety.

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Supplemental Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Supplemental Indenture and the Trustee need perform only those duties that are specifically set forth in this Supplemental Indenture and no others, and no implied covenants or obligations shall be read into this Supplemental Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Supplemental Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein). However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Supplemental Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Supplemental Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Supplemental Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Supplemental Indenture at the request or direction of any Holders of Notes, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive right of the Trustee to do things enumerated in this Supplemental Indenture shall not be construed as a duty of the Trustee.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the JCP Parties. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on any Officer’s Certificate, Opinion of Counsel, resolution of the Board of Directors of the Company or JCP, or other request, notice or direction delivered to it pursuant to the terms of this Supplemental Indenture. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Supplemental Indenture.

(e) Unless otherwise specifically provided in this Supplemental Indenture, any demand, request, direction or notice from the JCP Parties will be sufficient if signed by an Officer of the JCP Parties.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Supplemental Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee an indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) Subject to Section 7.01 hereof, the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each Agent and Custodian.

(h) Subject to Section 7.01 hereof, the Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the JCP Parties or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Trustee thereof by written notice of such event sent to the Trustee in accordance with Section 11.02, and such notice references the Notes and this Supplemental Indenture.

(i) Subject to Section 7.01(a) hereof, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit.

(j) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(l) The Trustee may request that the JCP Parties deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officer’s Certificates, directions, requests, and any other matters or directions pursuant to this Supplemental Indenture.

(m) In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the JCP Parties or any respective Affiliate of the JCP Parties with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign as provided in the TIA. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture or the Notes, it shall not be accountable for the JCP Parties’ use of the proceeds from the Notes or any money paid to the JCP Parties or upon the JCP Parties’ direction under any provision of this Supplemental Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Supplemental Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after the occurrence of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of (or premium, if any, on) or interest, if any, on the Notes, the Trustee may withhold such notice if a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 7.06. Reports by Trustee to Holders.

(a) Within 60 days after each September 1 beginning with September 1, 2015, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders will be mailed by the Trustee to the JCP Parties and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The JCP Parties will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

(a) The JCP Parties will pay to the Trustee from time to time reasonable compensation for its acceptance of this Supplemental Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The JCP Parties will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. All amounts set forth in the separate fee letter entered into prior to the date hereof are deemed reasonable. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The JCP Parties will, jointly and severally, indemnify the Trustee against any and all losses, damages, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Supplemental Indenture, including the costs and expenses of enforcing this Supplemental Indenture against the JCP Parties (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, JCP, any Holder or any other Person) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the JCP Parties promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the JCP Parties will not relieve the JCP Parties of their obligations hereunder. The JCP Parties will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the JCP Parties will pay the reasonable fees and expenses of such counsel. The JCP Parties need not pay for any settlement made without their consent, which consent will not be unreasonably withheld.

(c) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(d) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the JCP Parties. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the JCP Parties in writing. The JCP Parties may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the JCP Parties will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the JCP Parties.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the JCP Parties, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the JCP Parties. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Supplemental Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the JCP Parties’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

Any Person into which the Trustee or any successor to it in the trusts created by the Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article. In case at the time such successor to the Trustee shall succeed to the trusts created by the Indenture, any Notes shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in the Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.10. Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Supplemental Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b). There shall be excluded from the operation of TIA § 310(b)(1) any other series of Securities (as defined in the Base Indenture) under the Base Indenture or any other indenture or indentures under which other securities or certificates of interest or participation in other securities of the JCP Parties are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against the JCP Parties.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

DEFEASANCE AND DISCHARGE PRIOR TO MATURITY

Article 8 hereof, together with Article 10 hereof, replaces Article XII of the Base Indenture in its entirety.

Section 8.01. Option to Effect Defeasance.

The JCP Parties may at any time elect to have Section 8.02 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

Section 8.02. Defeasance and Discharge.

The JCP Parties may elect, at any time, to fully discharge all or any specified portion of their obligations, and they will be deemed to have paid and discharged the entire indebtedness represented by the Notes or, at their option, any specified payment obligation and to have satisfied all other obligations under the Notes and the Indenture insofar as the Notes are concerned (and the Trustee, at the expense of JCP, shall execute instruments as reasonably requested by JCP acknowledging the same) (“Defeasance”), subject to the following which will survive until otherwise terminated or discharged under this Supplemental Indenture:

(1) the rights of Holders of outstanding Notes to receive, solely from the trust fund referred to in Section 8.03, payments in respect of all or any defeased portion of the principal of and any premium and/or interest on the Notes when payments are due;

(2) the JCP Parties’ obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.08, 2.09, 2.10, 2.11 and 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and

(4) this Article 8.

Section 8.03. Conditions to Defeasance.

In order to exercise Defeasance under Section 8.02 hereof:

(1) JCP shall have deposited or caused or directed to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all or any specific portion of the principal of and any premium and interest on the Notes on the respective interest payment date and/or stated maturities, in accordance with the terms of this Supplemental Indenture and the Notes;

(2) JCP shall have advised the Trustee in writing of the payment or payments of the Notes to which such deposit is to be applied;

(3) such Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming all Notes are in default within the meaning of the TIA); and

(4) such Defeasance shall not result in the trust arising from any such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder.

Upon compliance with the foregoing, the Trustee shall execute instrument(s) as reasonably requested by JCP acknowledging the Defeasance of all of the JCP Parties’ obligations under the Notes. Such Defeasance shall be effective on and after the date that the conditions set forth in clauses (1) through (4) above are satisfied.

Section 8.04. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

The Trustee shall, subject to the provisions of the Indenture, hold in trust any money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.03 hereof, and any money received by the Trustee as payment of principal or interest in respect of such U.S. Government Obligations, and shall apply all money, in accordance with the provisions of the Notes and the Indenture, to the payment, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such deposit (including any money to be received by the Trustee as principal or interest in respect of such U.S. Government Obligations) was made with the Trustee; provided, however, that, if the Trustee shall at any time hold in trust pursuant to this Section 8.04, as a result of a deposit made pursuant to this Article 8, any money in excess of the amount required to make the payments to which such deposit (including any money to be received by the Trustee as principal or interest in respect of any U.S. Government Obligations included within such deposit) was to be applied, the Trustee shall, upon the JCP Parties’ request, pay to the JCP Parties such excess money.

The JCP Parties shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Section 8.05. Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the JCP Parties, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the JCP Parties, or (if then held by the JCP Parties) shall be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, be permitted to look only to the JCP Parties for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the JCP Parties as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the JCP Parties cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the JCP Parties.

Section 8.06. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money in accordance with this Article 8 with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the JCP Parties’ obligations under the Indenture and the Notes from which the JCP Parties have been discharged or released pursuant to Section 8.02 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 8.04 with respect to such Notes in accordance with this Article 8; provided, however, that if the JCP Parties make any payment of principal of, or any premium or interest on, any such Note following the reinstatement of its obligations, the JCP Parties shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust by the Trustee or Paying Agent.

ARTICLE 9

MODIFICATION

Article 9 hereof replaces Article XIV of the Base Indenture in its entirety.

Section 9.01. Modifications Without Consent of Holders.

Without the consent of the Holders, the JCP Parties and the Trustee, at any time and from time to time, may enter into one or more amended or supplemental indentures for any of the following purposes:

(1) to evidence the succession of another Person to the Company or JCP, and the assumption by any such successor of the covenants and obligations of the Company or JCP in the Indenture and in the Notes;

(2) to add to the covenants of JCP, for the benefit of the Holders or to surrender any right or power conferred upon JCP in the Indenture;

(3) to cure any ambiguity, to correct or supplement any provision in the Indenture or the Notes which may be inconsistent with any other provision in the Indenture or the Notes, or to make any other provisions with respect to matters or questions arising under the Indenture or the Notes which shall not be inconsistent with the provisions of the Indenture or the Notes, provided that such action shall not adversely affect the interest of any of the Holders in any material respect;

(4) to modify, eliminate or add to the provisions of the Indenture or the Notes to such extent as shall be necessary to effect or maintain the qualification of the Indenture under the TIA, or under any similar Federal statute enacted, and to add to the Indenture such other provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA or any corresponding provision in any similar Federal statute enacted in the future;

(5) to provide for the issuance under the Indenture of Securities in the form only of an entry or entries in the securities register (including all appropriate notification and publication and other provisions), and to provide for exchangeability of such Securities with the Securities of the same series issued under the Indenture;

(6) to set forth the forms or terms (including, without limitation, additional covenants and changes in or eliminations of covenants previously set forth in the Indenture) of any one or more series of Securities not previously issued;

(7) to change or eliminate any of the covenants or other provisions of the Indenture in respect of one or more series of Securities, other than the Notes;

(8) to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

(9) to comply with the rules of any applicable securities depository.

Subject to Section 9.06 hereof, upon the request of the JCP Parties, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the JCP Parties in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Supplemental Indenture.

Section 9.02. With Consent of Holders.

Except as provided in this Section 9.02, the JCP Parties and the Trustee, with the consent of the Holders of at least 66  2⁄3% in Principal Amount of the outstanding Notes, may enter into one or more amended or supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders.

Subject to Section 9.06 hereof, upon the request of the JCP Parties, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the JCP Parties in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained. It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplement, but it is sufficient if such consent approves the substance thereof.

After an amendment or supplement under this Section 9.02 becomes effective, the JCP Parties will mail or electronically transmit to the Holders a notice briefly describing the amendment or supplement. Any failure of the JCP Parties to mail or electronically transmit such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture. This Section 9.02 shall not apply to waivers under Section 4.08 or Section 6.04 hereof.

Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the JCP Parties with any provision of the Indenture or such Notes.

However, without the consent of each Holder affected, an amendment or supplement under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any Note, or reduce the principal thereof payable at Stated Maturity, or change any redemption price, or reduce the amount of principal of any Note that may at any time be declared to be due and payable pursuant to Section 3.07 hereof;

(2) reduce the rate of interest payable on the Notes;

(3) reduce the percentage in Principal Amount of the outstanding Notes, the consent of whose Holders is required for any supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Supplemental Indenture or certain Defaults under this Supplemental Indenture and their consequences provided in this Supplemental Indenture;

(4) change any place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any note on or after the Stated Maturity thereof (or, in the case of Section 3.07 hereof, on or after the redemption date), or alter adversely the terms and provisions, if any, applicable to conversion or exchange of any Notes; or

(6) modify any of the provisions of this Section 9.02, Section 4.08 or Section 6.04, except to increase any such percentage or to provide that certain other provisions of this Supplemental Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; provided, however, that this clause (6) shall not be deemed to require the consent of any Holder with respect to changes in references to the Trustee and concomitant changes in this Section 9.02 or the deletion of this proviso, in accordance with the requirements of Section 7.08.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Supplemental Indenture or the Notes will be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective with respect to any Note, a consent to it by a Holder of such Note is a continuing consent by the Holder of such Note and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any such Note. However, any such Holder or subsequent Holder of such Note may revoke the consent as to such Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The JCP Parties in exchange for the affected Note may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate a new Note that reflects the amendment, supplement or waiver.

Failure to make the appropriate notation or issue new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon the documents required by Section 11.04 hereof.

ARTICLE 10

SATISFACTION AND DISCHARGE

Article 10 hereof, together with Article 8 hereof, replaces Article XII of the Base Indenture in its entirety.

Section 10.01. Satisfaction and Discharge.

The Indenture will cease to be of further effect as to the Notes (this being referred to herein as “Satisfaction and Discharge”) (except as to any surviving rights of registration of transfer of Notes expressly provided for in this Supplemental Indenture and any rights to receive payments of interest on the Notes), and the Trustee, on demand of and at the JCP Parties’ expense, will execute instruments as reasonably requested by JCP acknowledging Satisfaction and Discharge, when:

(a) either:

(1) all Notes that have been authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid and (B) Notes for whose payment money has been either deposited in trust or segregated and held in trust by the JCP Parties and thereafter repaid to the JCP Parties or discharged from such trust or paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws) have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been so delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year or (C) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of the notice of redemption by the Trustee in the name, and at the expense, of the JCP Parties, and the JCP Parties have deposited or caused or directed to be deposited with the Trustee, as trust funds in trust for this purpose, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness on the Notes not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued and unpaid interest, if any, to, but not including, the date of such deposit (in the case of notes that have become due and payable) or maturity or redemption, as the case may be; provided that, with respect to any redemption pursuant to Section 3.07 hereof the amount deposited shall be sufficient for purposes of this Section 10.01 to the extent that an amount is so deposited with the Trustee equal to the redemption amount computed using the Treasury Rate as of the third Business Day preceding the date of such deposit with the Trustee;

(b) the JCP Parties have paid or caused to be paid all other sums payable by the JCP Parties under this Supplemental Indenture; and

(c) the JCP Parties have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent in this Supplemental Indenture relating to the Satisfaction and Discharge have been complied with.

Upon compliance with the foregoing, the Trustee shall execute such instrument(s) as reasonably requested by JCP acknowledging the Satisfaction and Discharge of all of the JCP Parties’ obligations under the Notes, subject to such provisions that shall survive pursuant to the terms of the Indenture.

Upon the Satisfaction and Discharge, the Base Indenture shall be deemed to be automatically discharged and shall be deemed to have ceased to be of further effect as to the Notes to the same extent as the Supplemental Indenture; provided, however, that the effectiveness of the Base Indenture as to any securities other than the Notes shall not be affected. Notwithstanding the Satisfaction and Discharge, the obligations of the JCP Parties to the Trustee under Section 7.07 and, if money has been deposited with the Trustee pursuant to Section 10.01(a)(2), the obligations of the Trustee under Section 8.05, this Section 10.01 and Section 10.02 shall survive.

Section 10.02. Application of Trust Money.

Subject to the provisions of Section 8.05 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the JCP Parties acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for the payment of which such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the JCP Parties’ obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.01 hereof; provided that if the JCP Parties have made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the JCP Parties shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 11

MISCELLANEOUS

Article 11 hereof replaces Article XVI of the Base Indenture in its entirety.

Section 11.01. Trust Indenture Act of 1939.

This Supplemental Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA.

Section 11.02. Notices.

Any notice or communication to the JCP Parties or the Trustee shall be sufficiently given if written and (a) delivered in person or (b) mailed by first class mail (certified or registered, return receipt requested) or (c) sent by facsimile transmission or (d) sent by overnight air courier guaranteeing next-day delivery, or (e) sent by electronic transmission, in each case addressed as follows:

if to the JCP Parties:

J. C. Penney Corporation, Inc.

6501 Legacy Drive

Plano, Texas 75024

Attention: Treasurer

Facsimile No.: (972) 431-2044

Email: mporter@jcp.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Suite 3400

Los Angeles, California 90024

Attention: Gregg Noel

Facsimile No.: (213) 621-5234

Email: gregg.noel@skadden.com

if to the Trustee:

Wilmington Trust, National Association

50 South 6th Street

Suite 1290

Minneapolis, Minnesota 55402

Attention: J. C. Penney Administrator

Facsimile No.: (612) 217-5651

Email: hfield@wilmingtontrust.com

The JCP Parties or the Trustee, by notice to the others, may designate additional or different addresses and/or facsimile numbers for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed by first class mail (certified or registered, return receipt requested); upon acknowledgment of receipt, if transmitted by facsimile; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery; and at the time delivered if sent by electronic transmission.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or sent by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or, with respect to Global Notes, to the extent permitted or required by Applicable Procedures, sent electronically. Any notice or communication will also be so mailed or sent to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to deliver, mail, transmit or send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered, mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the JCP Parties mail or send a notice or communication to Holders, they will mail or send a copy to the Trustee and each Agent at the same time.

Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

In case it shall be impracticable to give notice in the manner provided above, including by reason of a suspension of regular mail service, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 11.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Supplemental Indenture or the Notes. The JCP Parties, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the JCP Parties to the Trustee to take any action under this Supplemental Indenture, the JCP Parties shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Supplemental Indenture relating to the proposed action have been satisfied or complied with, as applicable; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with, as applicable.

Section 11.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Supplemental Indenture (other than the certificate required by Section 4.03(a)) shall include:

(1) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(3) a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied or complied with, as applicable; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been satisfied or complied with, as applicable.

Section 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rule and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees and Shareholders.

No director, officer, manager, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the JCP Parties or any successor entity, as such, will have any liability for any of the JCP Parties’ obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08. Governing Law; Jury Trial Waiver.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAW OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF SAID STATE.

EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

Section 11.09. No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the JCP Parties or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 11.10. Successors.

All agreements of the JCP Parties in this Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind their respective successors.

Section 11.11. Severability.

In case any provision in this Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby, and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 11.12. Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

Section 11.13. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions of the Indenture.

Section 11.14. Non-Business Days.

If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period on any amount that would otherwise have been payable on such payment date if it were a Business Day. If a regular record date is not a Business Day, the record date shall not be affected.

Section 11.15. USA PATRIOT ACT

The JCP Parties acknowledge that, in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (the “USA PATRIOT ACT”), the Trustee, like all other financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT ACT.

[Remainder of page intentionally left blank.]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

J. C. PENNEY CORPORATION, INC.

By:	/s/ Michael Porter
Name:	Michael Porter
Title:	Vice President, Treasurer

J. C. PENNEY COMPANY, INC.

By:	/s/ Edward Record
Name:	Edward Record
Title:	Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Hallie E. Field
Name:	Hallie E. Field
Title:	Banking Officer

EXHIBIT A

FORM OF NOTE

[Face of Note]

CUSIP/CINS No.

ISIN

8.125% Senior Notes due 2019

No.	$

J. C. PENNEY CORPORATION, INC.

J. C. PENNEY COMPANY, INC.

promises to pay to                     , or registered assigns,

the principal sum of                                      DOLLARS [(or, in the event of adjustment in accordance with the within-mentioned Supplemental Indenture, such other amount as may be stated from time to time on the “Schedule of Exchanges of Interests in the Global Note” attached hereto)]* on October 1, 2019.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated:             , 20

*	The bracketed language should be included only if the Note is issued in global form.

J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:

J. C. PENNEY COMPANY, INC.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Supplemental Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:		Dated:
Authorized Signatory

[Back of Note]

8.125% Senior Notes due 2019

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Supplemental Indenture (as defined below).]

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

(1) INTEREST. J. C. Penney Corporation, Inc., a corporation organized under the laws of Delaware (the “Corporation”), and J. C. Penney Company, Inc., a corporation organized under the laws of Delaware (the “Company” and, together with JCP, the “JCP Parties”), promises to pay interest on the principal amount of this Note at 8.125% per annum from September 15, 2014. The JCP Parties will pay interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be April 1, 2015. The JCP Parties will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The JCP Parties will pay interest on the Notes (except defaulted interest), to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Supplemental Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the JCP Parties maintained for such purpose or, at the option of the JCP Parties, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the JCP Parties or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period on any amount that would otherwise have been payable on such payment date if it were a Business Day. If a regular record date is not a Business Day, the record date shall not be affected.

(3) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee, will act as Paying Agent and Registrar. The JCP Parties may change any Paying Agent or Registrar without notice to any Holder. The JCP Parties or any of their respective Subsidiaries may act in any such capacity.

(4) INDENTURE. The JCP Parties issued the Notes under an indenture, dated as of September 15, 2014 (the “Base Indenture” and, with respect only to the Notes, together with a supplemental indenture, dated as of September 15, 2014 (the “Supplemental Indenture”), and including the terms of the Notes, the “Indenture”), among the JCP Parties and the Trustee. The terms of the Notes include those stated in the Supplemental Indenture and those made part of the Supplemental Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Supplemental Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION. The JCP Parties may redeem the Notes, in whole or in part at any time, and from time to time, prior to the maturity date of the Notes, at their option, at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points;

plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the date of redemption. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.

(6) MANDATORY REDEMPTION. The JCP Parties are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) OFFER TO REPURCHASE UPON CHANGE OF CONTROL TRIGGERING EVENT. If a Change of Control Triggering Event occurs, unless the JCP Parties have exercised their right to redeem the Notes in full pursuant to Section 3.07 hereof or they have exercised their right to defease the Notes or satisfy and discharge their obligations under the Notes prior to maturity as described below, the JCP Parties will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following the date of any Change of Control Triggering Event, or, at the JCP Parties’ option, prior to any Change of Control Triggering Event but after the public announcement of the Change of Control, the JCP Parties shall mail (or in the case of Holders of interests in Global Notes, transmit electronically in accordance with

Applicable Procedures) a notice to Holders of Notes (and shall provide a copy of such notice to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is so mailed or transmitted, pursuant to the procedures required by the Supplemental Indenture and described in such notice. The notice shall state, if so mailed or transmitted prior to the date of consummation of the Change of Control, that the offer to repurchase the Notes is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date specified in the notice.

(8) NOTICE OF REDEMPTION. Notice of any redemption will be mailed (or, in the case of interests in Global Notes, transmitted electronically) at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed, except that redemption notices may be given more than 60 days prior to a redemption if the notice is issued in connection with a Defeasance of the Notes pursuant to Section 8.02 of the Supplemental Indenture or a Satisfaction or Discharge pursuant to Section 10.01 of the Supplemental Indenture. Subject to JCP Parties’ compliance with the first paragraph of Section 3.05 of the Supplemental Indenture, interest on the Notes or the portions of Notes called for redemption ceases to accrue on and after the redemption date.

(9) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(10) MODIFICATION. The Indenture may be amended or supplemented as provided in the Supplemental Indenture.

(11) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Supplemental Indenture. If an Event of Default (other than an Event of Default specified in clause (4) or (5) in Section 6.01 of the Supplemental Indenture) occurs and is continuing then, and in every such case, the Trustee or the Holders of not less than 25% in Principal Amount of the outstanding Notes may declare the principal of and all accrued and unpaid interest, if any, on the outstanding notes to be immediately due and payable, by a notice in writing to the JCP Parties (and to the Trustee if given by Holders of Notes), and upon any such declaration such principal, together with accrued and unpaid interest, if any, thereon, shall become immediately due and payable. If an Event of Default specified in clause (4) or (5) in Section 6.01 of the Supplemental Indenture occurs and is continuing then, and in every such case, the principal of and all accrued and unpaid interest, if any, on the outstanding Notes shall automatically, and without declaration or other action on the part of the Trustee or any Holder of Notes, become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may, by written notice to the Trustee, direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest, if any) if it determines in good faith that withholding notice is in the interests of the Holders in accordance with Section 7.05 of the Supplemental Indenture.

(12) TRUSTEE DEALINGS WITH THE JCP PARTIES. The Trustee, in its individual capacity or any other capacity, may make loans to, accept deposits from, and perform service for the JCP Parties or their respective Affiliates, and may otherwise deal with the JCP Parties or their respective Affiliates, as if they were not the Trustee. However, in the event that the Trustee acquires any conflicting interest, as defined under the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign as provided in the TIA. Any Agent may do the same with like rights and duties. The Trustee is also subject to and entitled to the benefits of Article 7 of the Supplemental Indenture with respect to the Notes.

(13) NO RECOURSE AGAINST OTHERS. No director, officer, manager, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the JCP Parties or any successor entity, as such, will have any liability for any of the JCP Parties’ obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(14) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15) CUSIP/CINS NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the JCP Parties have caused CUSIP/CINS numbers to be printed on the Notes, and the Trustee may use CUSIP/CINS numbers in notices (including any notice of redemption or exchange) as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

(16) GOVERNING LAW. THE SUPPLEMENTAL INDENTURE AND THIS NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAW OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF SAID STATE.

The JCP Parties will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to:

J. C. Penney Corporation, Inc.

J. C. Penney Company, Inc.

6501 Legacy Drive

Plano, Texas 75024

Attention: Treasurer

Facsimile No.: (972) 431-2044

Email: mporter@jcp.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                      to transfer this Note on the books of the JCP Parties. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the JCP Parties pursuant to Section 4.08 of the Supplemental Indenture, check the box below:

☐ Section 4.08

If you want to elect to have only part of the Note purchased by the JCP Parties pursuant to Section 4.08 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.